TAL CONSOLIDATED INC. 2018 INCENTIVE PLAN

1. Purpose. The purpose of the Tal Consolidated Inc. Incentive Plan of 2018 (the “Plan”) is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Tal Consolidated Inc. (the “Company”), and any parents, subsidiaries and affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.

2. Eligibility. Employees, consultants and members of the board of directors (the “Board of Directors”) of the Company, and employees, consultants and directors of Tal Depot or any other subsidiaries we may acquire, or of any company that may acquire us, will be eligible to receive awards under the Tal Consolidated Incentive Plan.

3. Administration. Upon implementation following our initial public offering, the Tal Consolidated Incentive Plan will be administered by the Board of Directors with respect to awards to non-employee directors, and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator will have the authority to:

(a) Construe and interpret this Plan and any award granted pursuant to this Plan.

(b) Prescribe, amend and rescind rules and regulations relating to this Plan or any award granted hereunder.

(c) Select persons to receive awards, and determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an awards may vest and be exercised (which may be based on performance criteria) or settled, and any vesting acceleration or waiver of forfeiture restrictions.

(d) Grant waivers of, or modify, conditions of this Plan or any award granted hereunder.

4. Cash Incentive Awards for Performances in Connection with this Initial Public Offering. There shall be separate incentive awards paid in the second and third quarters of 2018 to Tal Depot executives and employees that played integral roles in the growth of the Company. These special incentive cash bonuses shall total up to $500,000, be paid in equal installments during the second and third quarters of 2018 out of the Company’s revenues earned during these quarters, and the amounts and eligible participants shall be determined at the sole discretion of Board of Directors.

5. Limitation on Awards and Shares Available:

(a) An aggregate of 300,000 shares of our common stock will be available for issuance under awards granted pursuant to the Tal Consolidated Incentive Plan for performances during each fiscal year. Shares available to be issued under the Tal Consolidated Incentive Plan may be authorized but unissued shares, or shares purchased in the open market.

(b) If an award under the Tal Consolidated Incentive Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Tal Consolidated Incentive Plan.

(c) The maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director for services as a director pursuant to the Tal Consolidated Incentive Plan during any fiscal year will be 30,000.

6. Awards: The awards available under this Plan include stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, other incentive awards, stock appreciation rights, or SARs, and cash awards.

7. Deferred Compensation: Certain awards under the Tal Consolidated Incentive Plan granted hereunder may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards.

8. Award Agreements: All awards granted hereunder will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award.

9. Performance Awards: Performance awards granted hereunder include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: (i) net earnings; (ii) gross or net sales or revenue; (iii) net income; (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow; (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) earnings per share; (xi) revenue and (xii) revenue growth.

10. Certain Transactions: The Plan administrator has broad discretion to take action hereunder, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. Upon or in anticipation of a change of control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

11. Plan Amendment and Termination: The Board of Directors may amend or terminate the Plan at any time without shareholder approval, provided however, that shareholder approval will be required for any amendment that increases the number of shares available under the Tal Consolidated Incentive Plan.

12. Amending Stock Options or SARs: The plan administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or SAR to reduce its price per share.

13. Securities Law and Other Regulatory Compliance: An award granted hereunder will not be effective unless such award is in compliance with all applicable U.S. and foreign federal and state securities, exchange control or other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the shares awarded may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver awards granted hereunder prior to: (a) obtaining any approvals from governmental agencies that the Plan administrator determines to be necessary or advisable; and/or (b) completion of any registration or other qualification of such award under any state or federal law or ruling of any governmental body that the Plan administrator determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

14. Governing Law and Term: This Plan will become effective on the Effective Date of the Company’s initial public offering and will continue until terminated by the Board of Directors or by operation of law. This Plan and all awards granted hereunder will be governed by and construed in accordance with the laws of the State of New York.